BlackRock World Income Fund

FILE #811-05603

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/6/2007	FNMA	280,000,000	56,000

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC

12/18/2008	WACHOVIA CORPORATION	80,000,000	28,000

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Barclays Capital Inc., Cabrera Capital Markets, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc, ING Financial Markets LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc., RBC Dain Rauscher Inc., Samuel A. Ramirez & Company, Inc., Sandler O'Neill & Partners, L.P., The Williams Capital Group, L.P., Wells Fargo Securities, LLC

1/8/2008	Republic of Columbia	350,000,000	1,000,000	Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated

BlackRock World Income Fund

FILE #811-05603

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/21/08	PEPSICO INC	2,000,000,000	600,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, The Williams Capital Group, L.P., Muriel Siebert & Co., Inc., Samuel A. Ramirez & Co., Inc.
10/30/08	VERIZON COMMUNICATIONS INC	2,000,000,000	700,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., Barclays Capital Inc., Mitsubishi UFJ Securities International plc, Scotia Capital (USA) Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC